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            TRUST                         FUND NAME               CUSIP                ISSUER/ SECURITY DESCRIPTION
-----------------------------  -------------------------------  ---------  ---------------------------------------------------
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   302941109  FTI Consulting Inc.
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   571903AH6  Marriott International  5.625%  2/15/2013
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   253868103  Digital Realty Trust Inc.
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   26613Q106  Dupont Fabros Technology
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   26613Q106  Dupont Fabros Technology
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   80007P109  SandRidge Energy, Inc.
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   292756202  EnergySolutions Inc
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   913017BM0  United Technology Corp 5.375%  12/15/2017
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   20605P101  Concho Resources Inc.
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   92826C839  Visa Inc.
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   92826C839  Visa Inc.
Columbia Funds Series Trust I  Columbia Asset Allocation Fund   165167107  Chesapeake Energy Corporation


Columbia Funds Series Trust I  Columbia Common Stock Fund      92826C839  Visa Inc.                                  Equity
Columbia Funds Series Trust I  Columbia Large Cap Growth Fund  92826C839  Visa Inc.                                  Equity
Columbia Funds Series Trust I  Columbia Liberty Fund           571903AH6  Marriott International 5.625% 2/15/2013    Bond
Columbia Funds Series Trust I  Columbia Liberty Fund           913017BM0  United Technology Corp 5.375% 12/15/2017   Bond
Columbia Funds Series Trust I  Columbia Liberty Fund           92826C839  Visa Inc.                                  Equity
Columbia Funds Series Trust I  Columbia Liberty Fund           92826C839  Visa Inc.                                  Equity


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                                                                              FACE VALUE
                                                                              BOND/ # OF    SHARE      AMOUNT
                               NOTE/ BOND/   PURCHASE                           SHARES      PRICE      PAID BY
            TRUST                 EQUITY       DATE        SELLING BROKER      PURCHASED     /PAR       FUND      FYE
-----------------------------  -----------  ----------  --------------------  ----------  ---------  ----------  -----
Columbia Funds Series Trust I  Equity        10/3/2007  Deutsche Bank                685    50.0000      34,250   9/30
Columbia Funds Series Trust I  Bond         10/16/2007  Citigroup                200,000    99.7230     199,446   9/30
Columbia Funds Series Trust I  Equity       10/17/2007  Merrill Lynch                562    39.3800      22,131   9/30
Columbia Funds Series Trust I  Equity       10/19/2007  KeyBanc                        4    21.0000          84   9/30
Columbia Funds Series Trust I  Equity       10/19/2007  UBS                          515    21.0000      10,815   9/30
Columbia Funds Series Trust I  Equity        11/5/2007  Lehman Brothers              471    26.0000      12,246   9/30
Columbia Funds Series Trust I  Equity       11/15/2007  Credit Suisse                797    23.0000      18,331   9/30
Columbia Funds Series Trust I  Bond          12/4/2007  Deutsche Bank            210,000    99.8070     209,595   9/30
Columbia Funds Series Trust I  Equity       12/13/2007  J.P. Morgan                1,670    18.0500      30,144   9/30
Columbia Funds Series Trust I  Equity        3/18/2008  JPMorgan                   3,944    44.0000     173,536   9/30
Columbia Funds Series Trust I  Equity        3/18/2008  JPMorgan                   3,790    44.0000     166,760   9/30
Columbia Funds Series Trust I  Equity        3/28/2008  Deutsche Bank                220     45.750      10,065  12/31
Columbia Funds Series Trust I

Columbia Funds Series Trust I  Equity        3/18/2008  JPMorgan                 114,576    44.0000   5,041,344   9/30
Columbia Funds Series Trust I  Equity        3/18/2008  JPMorgan                  92,041    44.0000   4,049,804   9/30
Columbia Funds Series Trust I  Bond         10/16/2007  Citigroup                400,000    99.7230     398,892   9/30
Columbia Funds Series Trust I  Bond          12/4/2007  Deutsche Bank            400,000    99.8070     399,228   9/30
Columbia Funds Series Trust I  Equity        3/18/2008  JPMorgan                   7,683    44.0000     338,052   9/30
Columbia Funds Series Trust I  Equity        3/18/2008  JPMorgan                   7,376    44.0000     324,544   9/30







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